Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545	2228 South Fraser Street
Fax (303) 369-9384	Unit I
Email larryodonnellcpa@msn.com	Aurora, Colorado 80014
www.larryodonnellcpa.com

November 19, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:	Datascension, Inc.

Ladies and Gentlemen:

I have read the statements made by Datascension, Inc. in Item 4.01 of the accompanying Amendment No. 1 to Form 8-K (Commission file number 0-29087), which is being filed with the Securities and Exchange Commission. I agree with the statements contained therein concerning the firm.

Datascension, Inc. has my permission to file this letter as Exh 19 to Form 8-K/A.

Very truly yours,

/s/ Larry O’Donnell
Larry O’Donnell, CPA, P.C.